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                                                                    Exhibit 10.2

                             COLLABORATION AGREEMENT

         COLLABORATION AGREEMENT, dated June 15, 2000, by and among RESCO AB, a corporation organized under the laws of Sweden ("RESCO"), NEW GENERATION HOLDINGS, INC., a Delaware corporation ("NGH"), and NEW GENERATION PARTNERS, INC., a Delaware corporation and a wholly-owned subsidiary of NGH ("NGP").

                               W I T N E S S E T H

         WHEREAS, NGP desires to retain Resco to provide technical advice and services in connection with NGP's investment/incubation activities in Europe and to grant to Resco a preferred position for the system and "Web" design and other information technology services required by NGP and its investee companies; and

         WHEREAS, Resco desires to collaborate with NGP for the purpose of, among other things, gaining a "platform" in Europe and agrees to provide the services described herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. RETENTION OF RESCO. Upon the terms and subject to the conditions in this Agreement, NGP hereby retains Resco to provide the services described herein and Resco accepts such retention and agrees to provide such services.



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                  2. INITIAL SHARES. Upon execution of this Agreement, NGH shall cause one of its stockholders to transfer to Resco 100,000 shares of the Common Stock of NGH (the "INITIAL SHARES").

         3. SERVICES TO BE PROVIDED BY RESCO. Resco agrees to provide the following services to NGP or its investee companies:

                  (a) Resco will provide the necessary resources to provide, in a timely manner and according to separate agreements, the technical evaluation of proposed investments to be made by NGP. It is initially expected that such resources will require the services of two or three technical personnel, to be identified by Resco to NGP. In connection with such technical evaluation, Resco shall provide a technical analysis of the proposed technology in comparison to existing products or services in the marketplace and estimates as to the costs to create an operational information technology solution. Services as described above are provided by Resco according to Resco's standard agreements for these types of services, which include provisions regarding limitation of liability etc.

                  (b) Resco shall, to an extent to be mutually determined, assist NGP in the selection and training of NGP's technical staff.

                  (c) Resco shall be a preferred provider of system and "web" design and other information technology services for NGP and its investee companies. In this regard, NGP agrees



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to use its reasonable best efforts to arrange on behalf of Resco, for Resco to provide such services to NGP's investee companies. Resco shall make its intellectual property available to the investee companies at preferential prices.

         4. FEES. In connection with the services to be provided by Resco hereunder, NGP and NGH agree to pay (or arrange for the delivery) of the following:

                  (a) Resco shall be reimbursed in cash for its actual direct costs incurred by Resco in providing such services, including Resco's technical personnel. Resco shall provide to NGP such documentation of the actual costs incurred by Resco as NGP may reasonably request. For purposes of this Agreement, actual direct costs shall include, without limitation, Resco's costs for technical personnel who provide such services (including, without limitation, compensation, benefits, taxes and other social charges), out-of-pocket expenses incurred in connection with a particular project (including, without limitation, travel expenses and the cost of any hardware, software, special equipment or other similar items directly related to providing such services). All of Resco's costs associated with technical personnel whose principal function is to provide services for NGP under this Agreement (which for purposes of this Agreement means that at least 80% of such person's time shall be attributable to providing such services) shall be direct costs, and a pro-rata portion of Resco's costs associated with technical personnel who are not primarily engaged in providing services to NGP under this Agreement (based on the relationship between the services provided by such technical persons to NGP and the total services provided by such technical persons to Resco) shall be direct costs.



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                  (b) NGH shall issue to Resco (or cause one of its stockholders to transfer to Resco) shares of NGH Common Stock in an amount necessary to reimburse Resco's overhead and "profit" (to be mutually agreed but not fall short of Resco's normal margins) in respect of the services provided by Resco. Such shares of NGH stock shall be issued or transferred quarterly and calculated using the average price of NGH Common Stock (calculated by adding the high and the low sale prices for the period and dividing by the result of two (2)) during such quarter.

         5. SWEDISH JOINT VENTURE; REFERRAL ARRANGEMENTS. Resco and NGP agree to form a Swedish limited company as a joint venture technology "incubator" (the "JOINT VENTURE") to be located in Stockholm, Sweden. Each of Resco and NGP agrees to fund the operating expenses of the Joint Venture by capital contributions of equal amounts for one year. Included in such operating expenses will be the compensation of a senior manager to be recommended by Resco and approved by NGP and preferred terms for office space and office furniture and equipment. The Joint Venture will be subject to a separate agreement including customary provisions and aiming to give both parties equal ownership and equal control.

                  Resco and NGP agree that any investment opportunities identified by the Joint Venture in Sweden shall be exclusively referred to NGP for investment, provided that Resco (or an affiliate) shall have the right to invest up to the equal amount of NGP's total investment.

                  In connection with any introductions made by the Joint Venture resulting in an investment by NGP, Resco shall be entitled to a fee payable in shares of NGH Common Stock.



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NGP shall also be entitled to a fee payable in cash or services in the event that NGP introduces or refers to Resco a client not invested in by NGP. The amount of such fees shall be determined on a case-by-case basis.

         6. COLLABORATION; BOARD MEMBERSHIP.

                  (a) NGP agrees to introduce Resco for the purpose of the mutual development of beneficial relationships, to NGP's partners in its "Global Impact Group", consisting of Double Impact (San Francisco - U.S.), Strathmore Group (New Zealand), ECOne-Tokyo (Japan) and NGP. The purpose of this group is to develop "global" solutions to new economy entrepreneurs.

                  (b) Each of Resco and NGP agree to assist in the promotion and establishment of the other entity in other countries in Europe. In this regard, Resco and NGP will consider opening additional offices in Europe on a joint basis where the offices and other costs will be shared on a "pro-rata" basis.

                  (c) NGH agrees to nominate Mr. Kjell Jacobsson, Chairman of Resco, to be a member of NGH's Board of Directors.

         Section 7.  SHARES OF NGH.

                  (a) Resco acknowledges that, as of the date of this Agreement, the Initial Shares are currently "restricted securities" within the meaning of the United States securities

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laws. NGH agrees to include the Initial Shares in its Registration Statement on Form SB-2 (Reg. No. 333-32088) filed with the Securities and Exchange Commission (the "REGISTRATION STATEMENT").

                  (b) NGH agrees to include in the Registration Statement an additional 100,000 shares of Common Stock which may be issuable or transferable to Resco pursuant to this Agreement ("ADDITIONAL SHARES") to be registered for resale by Resco.

                  (c) Notwithstanding the effectiveness of the Registration Statement, Resco agrees that it will not sell or dispose any of the Initial Shares or any Additional Shares for a period of six months following the date of this Agreement without the prior consent of NGP.

         Section 8.  REGISTRATION OF SHARES.

                  (a) NGH agrees to use its reasonable best efforts to cause the Registration Statement to become effective within six months of the date of this Agreement. Upon the request of Resco following the termination of this Agreement, NGH shall file and cause to become effective as soon as practicable a registration statement (the "FINAL REGISTRATION STATEMENT") to register for resale any Initial Shares or Additional Shares (including Additional Shares to which Resco is entitled which have not then been issued or transferred) which are not then covered by an effective registration statement ("UNREGISTERED SHARES") unless NGH provides Resco a legal opinion rendered by a firm reasonably acceptable to Resco, in form and substance reasonably acceptable to Resco, that Resco is then permitted to sell all of such Unregistered Shares without restriction under



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Rule 144 and Regulation S of the Securities Act. NGH agrees to prepare and file with the SEC such amendments and post-effective amendments as may be necessary to keep the Registration Statement and the Final Registration Statement (collectively, the "REGISTRATION STATEMENTS") effective for so long as there are any restrictions on resale of such shares under the United States securities laws, making any filings necessary to remedy any situation described in clauses
(3), (4) or (5) of Section 8(b) below.

                  (b) NGH agrees to notify Resco promptly (1) when the Final Registration Statement, a new prospectus, or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statements or any post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statements or the prospectuses therein or for additional information, (3) of the issuance by the SEC of any comments with respect to any such filing, (4) of any stop order suspending the effectiveness of either of the Registration Statements or the initiation of any proceedings for that purpose, (5) if there is a misstatement or omission of a material fact in either of the Registration Statements, any prospectus included therein, or any document incorporated therein by reference or if any event occurs which requires the making of any changes in either of the Registration Statements, any prospectus included therein or any document incorporated therein by reference in order to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading.

                  (c) NGH agrees to deliver to Resco, without charge, as many copies of each then current prospectus relating to the Registration Statements (including each prospectus subject to completion) and any amendments or supplements thereto as Resco may reasonably request.



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                  (d) To the extent required by applicable laws, NGH agrees to use commercially reasonable efforts to register or qualify the shares covered by the Registration Statements for offer and sale under the securities or blue sky laws of such jurisdictions as Resco reasonably requests in writing; PROVIDED, HOWEVER, that NGH will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (d), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction.

                  (e) NGH agrees to cause the shares covered by the Registration Statements to be eligible for trading in any manner in which other securities of NGH are then traded.

                  (f) NGH agrees to use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to the registration and the distribution of the shares covered by the Registration Statements and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act.

                  (g) Resco agrees to furnish to NGH such information regarding Resco and the distribution by Resco of shares covered by the Registration Statements as NGH may from time to time reasonably request.

                  (h) NGH agrees to indemnify and hold harmless, to the full extent permitted by law,



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but without duplication, Resco and each Person who controls Resco (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses incurred by Resco or any such Person (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, the Registration Statements or any prospectus included therein or necessary to make the statements therein (in the case of a prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished to NGH by Resco for use therein. Any person entitled to indemnification hereunder will (i) give prompt notice to NGH of any claim with respect to which such person seeks indemnification and (ii) permit NGH to assume the defense of such claim with counsel of its choice; PROVIDED, HOWEVER, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (A) NGH shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or
(B) in the reasonable judgment of the indemnified party, based upon a written opinion of its counsel, a conflict of interest may exist between such indemnified party and NGH with respect to such claims (in which case, if the indemnified party notifies NGH in writing that such person elects to employ separate counsel at the expense of NGH, NGH shall not have the right to assume the defense of such claim on behalf of such person). NGH will not be subject to any liability for any settlement made without its consent. An indemnified party will be required to consent to entry of any judgment or the entering into of any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or



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litigation. If NGH is not entitled to, or fails to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by NGH with respect to such claim.

                  Section 9.  REPRESENTATIONS OF NGH.

                  (a) ORGANIZATION, ETC. NGH is a corporation duly incorporated and validly existing under the laws of the State of Delaware. NGH has the right, power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement, including the issuance of the Additional Shares, have been duly authorized by the Board of Directors of NGH and no other proceeding, authorization or approval on the part of the NGH is necessary to authorize the execution and delivery of this Agreement or the performance by NGH of any of the transactions contemplated hereby. This Agreement is a legal, valid, and binding obligation of NGH, enforceable against NGH in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors and applicable laws, regulations and principles of equity which may restrict the enforcement of certain equitable remedies. Except for the registration of NGH's shares as contemplated by Section 8, no consent, approval, order, or authorization of, or notification, registration, declaration, or filing with, any governmental authority or third party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.



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                  (b) NON-CONTRAVENTION. The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not
(a) violate any provision of the Certificate of Incorporation or By-laws, in each case as amended to date, of NGH; or (b) violate or conflict with any material restriction or any contract, law, ordinance, rule, order, arbitration award, judgment, or decree to which NGH or its property is subject.

                  (c) SHARES OF NGH. NGH's authorized share capital consists of 51,000,000 shares, of which 50,000,000 shares are Common Stock, and 1,000,000 shares of Preferred Stock. Approximately 12,270,040 shares of Common Stock are issued and outstanding. All of the outstanding shares of NGH are duly authorized, validly issued, fully paid, and non-assessable. Upon issuance or transfer pursuant to this Agreement, the Initial Shares and the Additional Shares will be duly authorized, validly issued, fully paid, and non-assessable. The Initial Shares and the Additional Shares, when transferred or issued, as applicable, will be free and clear of all pledges, liens and other encumbrances of any nature. The holders of the Initial Shares and the Additional Shares will, when the Initial Shares and the Additional Shares are issued or transferred, have the right, power and authority to transfer the Initial Shares and the Additional Shares as provided herein, and upon such transfer, Resco will receive good and valid title to the Initial Shares and the Additional Shares. The certificates for the Initial Shares and Additional Shares, and any stock powers in the case of the Initial Shares or the Additional Shares, will be in proper form for transfer when delivered to Resco. Except as described in NGH's SEC filings, there are no outstanding subscriptions, options, conversion rights, warrants, or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating NGH to issue, deliver, sell, or cause to be issued, delivered, or sold, any additional shares of capital stock.



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There are no rights of first refusal, pre-emptive rights, or other similar agreements obligating NGH to offer any shares of its capital stock to any person and none of the Initial Shares or Additional Shares were issued in violation of any pre-emptive or similar rights.

                  (d) NGH SEC FILINGS. All SEC filings made by NGH complied at the time they were filed in all material respects with applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of such filings, as of their respective dates (as amended through the date hereof), contained or, with respect to NGH SEC filings filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to NGH SEC filings filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         10. TERM. This Agreement shall commence as of the date of this Agreement and shall continue for an indefinite term. This Agreement may be terminated on 90 days written notice to any party. Sections 7 - 9 and 11 shall however survive the termination of this Agreement.

         11. CONFIDENTIALITY. Each party agrees that, in providing its services to the other party (or in the case of NGP, its investee companies), and by virtue of the relationship of trust and confidence between the parties, each possesses and will possess certain knowledge of operations and other confidential information of the other party which are of a special and unique nature and value to them. Each party covenants and agrees that it will not, at any time, whether



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during the term of this Agreement or otherwise, reveal, divulge or make known to any person or entity (other than the other party) or use for its own account, any proprietary records, data, plans, trade secrets, policies, strategies, methods or practices of obtaining or doing business, computer programs, know-how or knowledge relating to customers, sales, suppliers, market developments, equipment, processes, products or any other confidential or proprietary information whatsoever of the other party (the "CONFIDENTIAL INFORMATION"), whether or not obtained with knowledge and permission of the other party and whether or not developed, devised or otherwise created in whole or in part through the efforts of the other party. Each party further covenants and agrees that it shall retain all Confidential Information which it acquires or develops in trust for the sole benefit of the other party and their successors and assigns. Confidential Information shall not include any information which has entered the public domain otherwise than by reason of a disclosure by the disclosing party. Each party agrees to deliver to the other party at the termination of this Agreement or at any other time the requesting party may request all Confidential Information which it then may possess or have under its control.

         12. LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of Sweden, without giving effect to conflicts of laws principles, provided however, that issues under this Agreement relating to the United States securities laws shall be governed by the Federal Securities Laws of the United States of America.

         13. NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be sufficient, if in writing and sent by electronic mail (with confirmation receipt), to Mr. Kjell Jacobsson at kjacobsson@resco.se, with a copy to



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____________________________________________, in the case of Resco, and in the case of the NGH and NGP to Mr. Paul Hokfelt at paulh@swissonline.ch, with a copy to Alan C. Ederer, Esq. At aederer@wspdlaw.com.

         14. ASSIGNMENT, ETC. The parties acknowledge and agree that they cannot assign or delegate any of their rights, duties, responsibilities or obligations hereunder to any other person or entity; provided that NGP's investee companies shall be third party beneficiaries of this Agreement, where applicable.

         15. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         16. NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation.

No oral waiver shall be binding.

         17. ARBITRATION. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed with the said Rules. Any such arbitration shall be held in Stockholm, Sweden, in the English language. The prevailing party in any such arbitration will



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be entitled to an award of its reasonable attorneys' fees and expenses in connection with such arbitration and enforcement of any award or relief granted therein.

         18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this agreement to account for all such counterparts.



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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement on the day and year first above written.

                                            RESCO AB

                                            By: /s/ KJELL JACOBSSON
                                               ------------------------------
                                               Name:  Kjell Jacobsson
                                               Title:  President


                                            NEW GENERATION PARTNERS, INC.

                                            By: /s/ PAUL HOKFELT
                                               ------------------------------
                                               Name:  Paul Hokfelt
                                               Title:  President and CEO


                                            NEW GENERATION HOLDINGS, INC.

                                            By: /s/ PAUL HOKFELT
                                               ------------------------------
                                               Name:  Paul Hokfelt
                                               Title:  President and CEO


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